SECOND AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of February 14, 2012, to the Fund Administration Servicing Agreement, dated as of October 23, 2009, as amended November 8, 2011 (the "Agreement"), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the "Trust") on behalf of the Gerstein Fisher Funds (the "Funds") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS                                                                                     U.S. BANCORP FUND SERVICES, LLC

By: /s/ Joseph Neuberger	By: /s/ Michael R. McVoy

Printed Name: Joseph Neuberger	Printed Name: Michael R. McVoy

Title: Chairman	Title: Executive Vice President

Amended Exhibit B to the
Fund Administration Servicing Agreement – Trust for Professional Managers

Gerstein Fisher Multi-Factor Growth Equity Fund FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES FEE SCHEDULE at October, 2009

Domestic Funds
Annual Fee Based Upon Market Value Per Fund*
_____ basis points on the first $_____
_____ basis points on the next $_____
_____ basis points on the balance
Minimum annual fee:  $_____ per fund

International/Global Funds
Annual Fee Based Upon Market Value Per Fund*
_____ basis points on the first $_____
_____ basis points on the next $_____
_____ basis points on the next $_____
_____ basis points on the balance
Minimum annual fee:  $_____ per fund
Advisor Information Source Web Portal\
▪  $_____ /fund per month
▪  Specialized projects will be analyzed and an estimate will be provided prior to work being performed
SEC §15(c) Reporting
▪  $_____ /fund per report – first class]\
▪  $_____ /additional class report
Out-Of-Pocket Expenses
Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from Board of directors meetings, third party auditing and legal expenses, and conversion expenses (if necessary).

Additional Services
Available but not included above are the following services – multiple classes, legal administration, daily fund compliance testing, and daily performance reporting.

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s signature below acknowledges approval of the fee schedules on this Exhibit B.

By:  Gerstein, Fisher & Associates, Inc.

Name:      /s/ Gregg S. Fisher

Title:         President                                                                           Date:          2/14/2012

Exhibit B (continued) to the Fund Administration Servicing Agreement
Trust for Professional Managers
Gerstein Fisher Multi-Factor Growth Equity Fund CHIEF COMPLIANCE OFFICER SERVICES FEE SCHEDULE at October, 2009

Annual Fees (Per Advisor Relationship/Fund)*
First Year
$_____ - $_____ up to $_____
$_____ - $_____ up to $_____
$_____ - $_____ up to $_____
$_____ - $_____ or more

Second Year and Thereafter
$_____ - $_____ up to $_____
$_____ - $_____ up to $_____
$_____ - $_____ up to $_____
$_____ - $_____ or more

Additional Fees
▪  $_____ /additional fund
▪  $_____ /load fund
▪  $_____ /sub-advisor per fund
▪  $_____ for non-USBFS service providers or complex securities/strategies

Out-Of-Pocket Expenses
Including but not limited to CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Exhibit B (continued) to the Fund Administration Servicing Agreement
Trust for Professional Managers
Gerstein Fisher Multi-Factor International Growth Equity Fund FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE

Annual Fee Based Upon Average Net Assets Per Fund*
_____ basis points on the first $_____
_____ basis points on the next $_____
_____ basis points on the balance
Minimum annual fee:  $_____ per fund (Reduced to $_____ for year 1 & 2)

▪  Additional fee of $_____ for each additional class
▪  Additional fee of $_____ per manager/sub-advisor per fund

Services Included in Annual Fee Per Fund
▪  Daily performance reporting
▪  Advisor Information Source Web portal
▪  USBFS Legal Administration (e.g., registration statement update)

CCO Annual Fees (Per Advisor Relationship/Fund)*
§ $_____ /fund for the 2nd fund (subject to change based on Board review and approval)
▪  $_____ / sub-advisor per fund

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board materials, and additional services mutually agreed upon.

Additional Fund Legal Services (one time fee)
▪  $_____ per fund

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Exhibit B (continued) to the Fund Administration Servicing Agreement
FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES – Gerstein Fisher Multi-Factor
Growth Equity Fund and Gerstein Fisher Multi-Factor International Growth Equity Fund
SUPPLEMENTAL SERVICES
FEE SCHEDULE at October, 2009

Multiple Classes
Add the following for each class beyond the first class:
▪  _____ basis point at each level
▪  $_____ /class minimum
Additional Legal Services
▪  Subsequent new fund launch – $_____ /project
▪  Subsequent new share class launch – $_____ /project
▪  Multi-managed funds – as negotiated based upon specific requirements
▪  Proxy – as negotiated based upon specific requirements
Daily Pre- and Post-Tax Performance Reporting
▪  Performance Service – $_____ /CUSIP per month
▪  Setup – $_____ /CUSIP
▪  Conversion – quoted separately
▪  FTP Delivery – $_____ setup /FTP site
Daily Compliance Services (Charles River)
▪  Base fee – $_____ /fund per year
▪  Setup – $_____ /fund group
▪  Data Feed  – $_____ /security per month
Electronic Board Materials
▪  USBFS will establish a unique client board URL and load/maintain all fund board book data for the main fund board meetings and meetings for up to two separate committees
▪  Up to 10 non-USBFS users including advisor, legal, audit, etc.
▪  Complete application, data and user security – data encryption and password protected
▪  On-line customized board materials preparation workflow
▪  Includes web-based and local/off-line versions
▪  Includes complete initial and ongoing user training
▪  Includes 24/7/365 access via toll free number
▪  Includes remote diagnostics for each user, including firewall and network issues
▪  Triple server backup / failover
Annual Fee
▪  $_____ /year (includes 10 external users)
▪  $_____ /year per additional user\
▪  $_____ implementation/setup fee